UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34028	51-0063696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Laurel Oak Road, Voorhees, NJ	08043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (856) 346-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director.

On August 15, 2010, Jeffry E. Sterba was elected as President and Chief Executive Officer of American Water Works Company, Inc. (the “Company”) and was appointed to the Board of Directors of the Company.

In connection with his election to the offices of President and Chief Executive Officer of the Company, Mr. Sterba entered into an Employment Agreement, dated August 15, 2010, with the Company (the “Employment Agreement”). Under the Employment Agreement, Mr. Sterba will receive an annual base salary of $675,000, and will be eligible to receive a target award under the Company’s Annual Incentive Plan (“AIP”) for 2010 equal to 100% of his base salary, prorated for the portion of the 2010 calendar year subsequent to the commencement of his employment. In addition, Mr. Sterba will be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”) with a target payout equal to 200% of his base salary. For 2010, he will receive a prorated payout under the terms of the 2010 LTIP. In addition, Mr. Sterba received a signing bonus of $200,000 and was granted stock options to purchase 25,000 shares of Company common stock at an exercise price of $22.66 per share, which is equal to the closing price per share of the Company’s common stock on August 13, 2010, the last trading day prior to execution of the Employment Agreement.

In the event that Mr. Sterba’s employment with the Company is terminated without cause or is terminated in connection with the selection of a new chief executive officer whose identity and time of succession are mutually agreed to by the Company and Mr. Sterba (a “Succession Termination”), Mr. Sterba will be fully vested with respect to all options and restricted stock units granted to him prior to August 15, 2012, except that, in the case of options and restricted stock units that are part of the LTIP grants for 2012, he will only be vested in a prorated amount of such options and restricted stock units based on the portion of the calendar year prior to August 15, 2012. In addition, the termination date of affected stock options will be extended to a date that is two years following the termination of Mr. Sterba’s employment. Terms relating to treatment of (a) LTIP awards granted after August 15, 2012 or (b) options or restricted stock units granted prior to August 15, 2012, in the event of termination of Mr. Sterba’s employment other than for a termination without cause or Succession Termination, will be governed by the terms of the LTIP.

The foregoing summary of the Employment Agreement is qualified in all respects by reference to the Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this report.

Mr. Sterba served as the chief executive officer of PNM Resources, Inc., from June 2000 until March 1, 2010, when he retired. Mr. Sterba currently serves as non-executive Chairman of the Board and a director of PNM Resources, Inc., and as a director of Meridian Institute. He also serves as a member of the executive committee and leadership group of Edison Electric Institute. Mr. Sterba is 55 years old.

Mr. Sterba’s extensive experience as a utility executive enables him to provide valuable insights to the Company’s Board of Directors with regard to regulated utility operations generally. In addition, his involvement in Company operations expected to occur as a result of his assumption of duties as the Company’s President and Chief Executive Officer should enable him to provide detailed insights with regard to a wide variety of matters affecting our operations.

Resignation of Donald L. Correll.

Donald L. Correll and the Company entered into a Separation and General Release Agreement, dated August 15, 2010 (the “Separation Agreement”). Under the Separation Agreement, Mr. Correll resigned from the offices of President and Chief Executive Officer and as a director of the Company and resigned as an officer and director of all subsidiaries of the Company for which he served in such capacities, effective August 15, 2010. Under the Separation Agreement, the Company agreed to make the following payments to and arrangements with Mr. Correll, among others:

•

Mr. Correll will continue to receive his base salary, at a rate of $588,000 per annum, until February 16, 2011. Thereafter, during the 18 month period beginning February 17, 2011, Mr. Correll will receive severance payments of $49,000 per month.

•

With respect to his AIP award for 2010, Mr. Correll will receive an amount equal to 100% of his target AIP award multiplied by the Corporate Multiplier applicable to calendar year 2010. (As described in detail in the Company’s proxy statement for the 2010 annual meeting, the Corporate Multiplier is a percentage determined on the basis of overall corporate performance against several specified objective performance measures. Once determined, the Corporate Multiplier is applied to the AIP award otherwise payable to a participant based on his or her achievement against individual performance goals.) The Company will pay 75% of Mr. Correll’s target AIP award for 2010 on or before August 20, 2010, and will pay any remaining balance of his AIP award for 2010 at the time payments of AIP awards are made to other senior executives of the Company.

•

In addition, the Company accelerated the vesting of options to purchase 246,748 shares of Company common stock and extended the termination dates of the options held by Mr. Correll until December 31, 2014 (with respect to 170,833 underlying shares), December 31, 2015 (with respect to 133,785 underlying shares) and December 31, 2016 (with respect to 66,798 underlying shares).

•

The Company accelerated the vesting of 11,932 restricted stock units granted in 2008. With respect to the 23,967 performance stock units granted in 2009 and the 27,643 performance stock units granted to Mr. Correll in 2010, Mr. Correll will receive 100% and 2/3, respectively, of the award that would have been payable to him had he remained in the employ of the Company during the entire respective three year performance periods, based on the achievement of performance goals during the applicable performance period as applied to the Company’s senior executives.

•

Mr. Correll will receive the defined employer contributions under the Company’s Non-Qualified Savings and Deferred Compensation Plan (the “Deferred Compensation Plan”) on account of all compensation received by him through February 16, 2011 and his total AIP award for 2010, or an equivalent amount to the extent payment may not be made under the Deferred Compensation Plan due to his resignation prior to February 16, 2011. The defined contribution under the Deferred Compensation Plan generally is equal to 5.25 percent of the sum of base salary that constitutes “excess compensation” and the award payable under the AIP; “excess compensation” is compensation in excess of the maximum amount for which benefits that may be provided under the Company’s tax-qualified defined contribution plan as a result of limits imposed by the Internal Revenue Code. Mr. Correll will be treated as fully vested in all Company contributions that have been or will be made for his account under the Deferred Compensation Plan.

Mr. Correll and the Company are each providing a release of claims against the other party. The releases do not relate to claims by Mr. Correll under the Separation Agreement, or to the Company’s right to recover payments made to Mr. Correll prior to his resignation, if mandated under the Company’s “Clawback Policy,” adopted on June 18, 2010. Mr Correll has also agreed to certain confidentiality provisions, and the parties have agreed to non-disparagement provisions.

The foregoing summary of the Separation Agreement is qualified in all respects by reference to the Separation Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference into this report.

Item 9.01 — Exhibits.

Exhibit No.	Description

99.1	Employment Agreement, dated August 15, 2010, between American Water Works Company, Inc. and Jeffry E. Sterba.

99.2	Separation and General Release Agreement, dated August 15, 2010, between American Water Works Company, Inc. and Donald L. Correll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc. (Registrant)

Date: August 17, 2010	By:	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer

5